Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Evergreen Solar, Inc. of our report dated February 26, 2007 relating to the financial statements of EverQ GmbH, which appears in Evergreen Solar Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers AG
PricewaterhouseCoopers AG
Leipzig, Germany
January 31, 2008